Exhibit 10.13

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made as of December 28, 2021, by and between GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company (the “Borrower”), whose address is 401 E. Jackson Street, Suite 3300, Tampa, Florida 33602, and AMERICAN MOMENTUM BANK (the “Lender”), whose address is 4830 W. Kennedy Boulevard, Suite 200, Tampa, Florida 33609.

BACKGROUND

A.Borrower has requested that Lender make available to Borrower a loan in the aggregate sum of TWO MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($2,350,000.00) (the “Loan”), the proceeds of which Loan shall be used to finance the acquisition of an approximately 10,947 square foot medical clinic located at 585 24 1/2 Road, Grand Junction, Mesa County, Colorado, as more particularly described on Exhibit A attached hereto (the “Property”), which Property is leased to BEST BUY STORES, L.P., a Virginia limited liability company (the “Tenant”), as tenant, under that certain Lease dated February 27, 2006, as amended and assigned (collectively, the “Lease”).

B.Lender has agreed to make the Loan to Borrower, upon the terms and conditions set forth below.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises herein made and Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is acknowledged, Borrower and Lender agree as follows:

1.Background. The above background is true and correct and is incorporated into this Agreement by reference.

2.Loan. Lender agrees to make the Loan available to Borrower upon the terms and subject to the conditions set forth in this Agreement:

(a)The Loan. Lender shall make the Loan available to Borrower upon the execution by Borrower of the Promissory Note dated the date hereof, in the original principal amount of $2,350,000.00, made by Borrower to the order of Lender (the “Note”), the Deed of Trust and Security Agreement and Fixture Financing Statement, dated the date hereof, made by Borrower in favor of Lender, to be recorded in the Records of Mesa County, Colorado (the “Deed of Trust”), encumbering the Property, and all of the other Loan Documents (as defined below).

(b)Origination Fee. Borrower agrees to pay Lender a non-refundable loan origination fee in the amount of $11,250.00 (the “Origination Fee”) upon or prior to execution of this Agreement. Borrower and Lender recognize and agree that the Origination Fee (i) is not a charge for the use of money, but rather a purchase of the right to secure a loan of money on the part of Borrower; and (ii) is a material inducement for Lender to make the Loan and for having Lender ready, willing and able to fund the Loan in accordance with the terms of this Agreement. Borrower's payment of the Origination Fee to Lender is and shall be in addition to all other payments (including without limitation principal and interest) now or hereafter payable to Lender pursuant to the terms and conditions of the Note or the other Loan Documents.

(c)Financial Statements. Borrower shall deliver or cause to be delivered to Lender the financial statements and tax returns for Borrower and, as applicable, for Generation Income Properties, L.P., a Delaware limited partnership (“GIP”), and David Sobelman, an individual (collectively, the “Guarantors” and each, individually, a “Guarantor”), as provided in Section 7 below.

(d)Depository Relationship. Borrower shall establish its banking relationship with Lender and move and maintain with Lender all accounts, including but not limited to an operating account for the Property, as may be necessary as part thereof.

(e)Master Facility. Borrower acknowledges and agrees that the Loan evidenced by this Agreement and the Note is being made available by Lender to Borrower pursuant to the terms of that certain “Commitment for $25,000,000.00 Master Credit Facility” letter dated October 26, 2021 (the “Master Facility Commitment”). Pursuant to the terms of the Master Facility Commitment, Lender agreed to make a master credit facility available to GIP in the amount of $25,000,000.00 (the “Master Facility”). While each loan to made available under the Master Facility (subject to the terms of the Master Facility Commitment and such other terms and conditions as reasonably required by Lender) shall have a maturity date as set forth in the notes executed in connection therewith, all loans to be made available pursuant to the Master Facility shall be closed within two (2) years after the date of this Agreement, or December 28, 2023 (the “Master Facility Deadline”). As a result, while a loan may have a maturity date after December 28, 2023, in no event shall Lender be obligated to make a new loan under the Master Facility after the Master Facility Deadline.

3.Term. The term of this Agreement shall be for a period beginning with the date hereof and terminating upon payment of all unpaid principal and accrued interest under the Note, unless sooner terminated pursuant to the terms of this Agreement.

4.Representations and Warranties. Borrower represents and warrants that:

(a)Financial Condition. All balance sheets, financial statements, profit and loss statements, and all other financial information heretofore furnished to Lender are true and correct and fairly reflect the financial condition of Borrower as of the dates thereof, including all contingent liabilities of every type and that the financial condition of Borrower as stated in the financial statements provided to Lender has not changed materially and adversely since the dates of such documents.

(b)Capacity and Standing. Borrower warrants and represents that it is (i) duly organized and existing under the laws of the State of Delaware; (ii) duly qualified and in good standing in every other state in which the nature of its business shall require such qualification, and (iii) duly authorized to make and perform the obligations under the Note, the Deed of Trust, this Agreement and any related documents executed pursuant to this Agreement (the Note, the Deed of Trust, this Agreement, and any other related documents executed pursuant to this Agreement are hereinafter collectively referred to as the “Loan Documents”). The Loan Documents, when executed, shall constitute valid and binding obligations of Borrower.

(c)Violation of Other Agreements. The execution of the Loan Documents and the performance of the undersigned pursuant to the Loan Documents will not violate any provision of law, or any agreement, indenture, note or other instrument binding upon Borrower or give cause for the acceleration of any obligations of Borrower.

(d)Authority. All authority from and approval by any governmental body, commission or agency, State or Federal, necessary to the making or validity of the Loan Documents has been obtained.

(e)Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Lender by Borrower, and that all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed by the financial statements submitted to Lender.

(f)Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, excepting to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

(g)Regulation U. None of the proceeds of the Loan made pursuant to this Agreement shall be used directly or indirectly for the purposes of purchasing or carrying any stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

(h)ERISA. Each employee benefit plan, as defined in the Employee Retirement Income Security Act of 1974 (“ERISA”) maintained by the Borrower or any subsidiary of the Borrower meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code, and no “reportable event” (as defined by ERISA) has occurred with respect to any plan.

5.Affirmative Covenants. Borrower covenants and agrees that until payment in full of the principal of and interest on the Note, and its satisfaction of its obligations under this Agreement, unless Lender shall otherwise consent in writing, Borrower will:

(a)Intentionally Omitted.

(b)Corporate Existence and Properties. Comply fully with all applicable statutes, laws and regulations, and maintain the corporate existence of itself and shall maintain, preserve and keep its property and assets in good repair, working order and condition, making all needed replacements, additions, improvements and renewals thereto, to the extent allowed by this Agreement.

(c)Access to Books and Records. Allow Lender, or its agents, during normal business hours, at Borrower's primary place of business to have access to the books, financial records and such other financial documents of Borrower, as Lender shall reasonably require, and allow Lender to make copies thereof at Lender's expense which copies will be kept confidential by Lender.

(d)Insurance. Maintain insurance coverage in accordance with the terms of the Deed of Trust.

(e)Compliance with Other Agreements. Comply with all covenants, terms and conditions contained in this Agreement, the Deed of Trust and any other agreements or instruments entered into pursuant to this Agreement.

(f)Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against the Property, Borrower, or any Guarantor which might materially adversely affect the Property or Borrower's or Guarantor's condition (financial or otherwise) or business (including Borrower's ability to perform its obligations under the Loan Documents).

(g)Access to Property. Subject to the rights of tenants pursuant to commercial leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

(h)Intentionally Deleted.

(i)Subordination of Debt. Within thirty (30) days of demand by Lender, in its reasonable discretion, and solely to the extent such persons have a debt, cause of action, lien, security interest or other type of claim or encumbrance against Borrower or its personal property or real estate, Borrower shall deliver to Lender full and effective subordinations made and executed by any and all persons (including individuals, entities, corporations, partnerships, limited liability companies, associations or de jure organizations) holding common stock or any form of legal or beneficial ownership in Borrower or having any type of control or affiliation with Borrower, including any and all sister, parent, subsidiary or affiliated corporations, partnerships, limited liability companies, entities, associations and de jure organizations. The required subordinations shall subordinate to the Loan any debt, cause of action, lien, security interest or any other type of claim or encumbrance held against Borrower or its personal property or real estate.

(j)Debt Service Coverage Ratio. As of December 31, 2022, and continuing on the same day and month of each year while the Loan remains outstanding (each, a “Calculation Date”), Borrower shall be obligated to have achieved and maintained a Debt Service Coverage Ratio (as defined below) of not less than 1.50 to 1.00. For the purposes hereof, the term “Debt Service Coverage Ratio” shall mean the ratio of (i) the Net Operating Income (as hereinafter defined) to (ii) the aggregate amount of principal and interest payable by Borrower under the Loan for the next succeeding twelve (12) months based upon a 25-year amortization and the then current Interest Rate (as defined in the Note). For the purposes hereof, “Net Operating Income” shall mean all of the earnings derived from the operation and leasing of the Property, less ordinary expenses and less a 3% management fee and 2% replacement reserve, annualized.

In the event that on any Calculation Date, the Debt Service Coverage Ratio shall be less than 1.50 to 1.00, Borrower shall be obligated to pay to Lender, within ten (10) days after receipt of written notice thereof, a prepayment of principal in an amount such that after giving effect to such prepayment of principal and re-amortization of the Loan, the Debt Service Coverage Ratio shall once again be equal to or greater than 1.50 to 1.00.

6.Negative Covenants. Borrower covenants and agrees that until payment in full of the principal and interest on the Note, and Borrower's satisfaction of its obligations hereunder, unless Lender shall otherwise consent in writing, Borrower will not:

(a)Guarantees. Guarantee or otherwise become responsible for obligations of any other person, corporation, or entity excepting for the endorsement of negotiable instruments by Borrower or any subsidiary, if any, in the ordinary course of business for collection.

(b)Liens. Create, assume, or permit to exist any mortgage, security deeds, pledge, lien, charge or other encumbrance on any of the property given as security for the Loan contemplated by this Agreement, whether now owned or hereafter acquired, other than: (i) the lien of the Deed of Trust; (ii) liens for taxes contested in good faith; and (iii) liens accruing by law for employee benefits.

(c)Limitation on Debt, Capital Expenditures and Leases. Create, assume or become liable for any debt, contingent or otherwise, make any material capital expenditures, or enter into any lease agreements, without the prior written consent of Lender. Any additional debt consented to by Lender shall be subordinated to the Loan and Lender at all times.

(d)Transfers. Other than a Permitted Transfer (as defined below), sell or transfer (directly or indirectly) any interest in Borrower or its sole member, GIP. For purposes herein, the term “Permitted Transfer” or “Permitted Transfers” shall include any direct or indirect sale, mortgage, pledge or other transfer (each a “Transfer”) of any membership interest in GIP provided that any such Transfer does not result in a change of control of either Borrower or GIP. Further, and in all events, the transferee in any Transfer must not violate any of the Lender's typical requirements for AML, KYC, Patriot Act, BSA and other similar requirements applicable to transfers reviewed by Lender generally.

(e)Change in Management of Property. Modify, amend or terminate the Management Agreement without Lender's prior written consent or Borrower shall not (i) surrender, terminate, cancel, modify, renew or extend any property management agreement, (ii) consent to the assignment by the then Lender-approved property manager of its interest under any management agreement, or (iii) waive or release any of its rights and remedies under any management agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(f)Lease. Modify, amend or terminate the Lease without Lender's prior written consent.

(g)Transfer of Interests. Sell, convey, assign, lease, pledge or otherwise transfer any of Borrower's interest in or to the real property given as security for the loan contemplated by this Agreement.

(h)Affiliate Transactions. Enter into, or be a party to, any transaction with an affiliate of Borrower or any of the partners, members or shareholders, as applicable, of Borrower except in the ordinary course of business and on terms which are no less favorable to Borrower or such affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party.

7Financial Statements. For so long as any balance remain unpaid on the Note, Borrower shall at all times comply with the following unless Lender shall otherwise consent in writing:

(a)Borrower Annual Statements.

(i)On a quarterly basis, within ninety (90) days after each quarter-year end, deliver to Lender company prepared financial statements for Borrower and, including a consolidated balance sheet and a consolidated statement of income (loss) and surplus (deficit) and a statement of cash flows, together with supporting schedules, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year, showing the financial condition of Borrower and its subsidiaries, if any, at the close of such year and the result of operations of each of Borrower and its subsidiaries, if any, during the year.

(ii)On an annual basis, within one hundred twenty (120) days after Borrower's fiscal year end, deliver to Lender audited financial statements for Borrower, including a consolidated balance sheet and a consolidated statement of income (loss) and surplus (deficit) and a statement of cash flows, together with supporting schedules, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year, showing the financial condition of Borrower and its subsidiaries, if any, at the close of such year and the result of operations of each of Borrower and its subsidiaries, if any, during the year.

(b)Entity Guarantor Annual Statements. On an annual basis, within one hundred twenty (120) days after GIP's fiscal year end, deliver to Lender company prepared financial statements for GIP, including a consolidated balance sheet and a consolidated statement of income (loss) and surplus (deficit) and a statement of cash flows, together with supporting schedules, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year, showing the financial condition of GIP and its subsidiaries, if any, at the close of such year and the result of operations of GIP and its subsidiaries, if any, during the year.

(c)Intentionally Omitted.

(d)Intentionally Omitted.

(e)Tax Returns. On an annual basis, within thirty (30) days after the filing thereof (or any extension filing), deliver and caused to be delivered to Lender complete copies of Borrower's and each Guarantor's Federal Tax Returns for each year, including any schedules and K-ls; provided, however, to the extent Borrower is deemed to be a disregarded entity for tax purposes, then Borrower shall provide the Federal Tax Return for the entity filing on its behalf within the same required time period as provided herein.

(f)SEC Documents; Subscription Agreements. For Borrower and GIP, to the extent any documents or filings are required to be filed with the SEC, copies shall be simultaneously provided to Lender upon filing. In addition, to the extent such agreements are not available to the public (through sec.gov, or otherwise), deliver to Lender within fifteen (15) days after each quarter-end, copies of current contribution and/or subscription agreements (or other securities purchase agreements) for Borrower and GIP.

(g)Other Financial Information. Borrower shall deliver, promptly, such other information regarding the operation, business affairs, and financial condition of Borrower or any of its subsidiaries, if any, which the Lender may reasonably request.

8.Security. The obligations of Borrower to Lender pursuant to this Agreement and the Note executed pursuant thereto, are secured wholly or partially by the grant of a security interest described in the Deed of Trust.

9.Events of Default. The following shall be events of default hereunder by Borrower (a “Default”)

(a)Any representation or warranty made in this Agreement shall prove to be false or misleading in any material respect;

(b)Any report, certificate (including but not limited to any certification of the correctness of the articles of incorporation or bylaws of any of the corporate entities which constitute Borrower), financial statement or other document furnished in connection with this Agreement or the loan made pursuant hereto, shall prove to be false or misleading in any material respect;

(c)Failure to make payment of any installment of principal or interest on the Note as and when due and payable (subject to applicable grace or cure period);

(d)Failure of Borrower to make any payment required hereunder prior to when due, or failure of Borrower to perform any other covenant required to be performed by Borrower hereunder within thirty (30) days after receipt of written notice thereof from Lender;

(e)The occurrence of a material default under the Lease (beyond any applicable notice or cure period) or early termination of the Lease; or

(f)The occurrence of a default by Borrower or any of the Guarantors under any of the other Loan Documents which is not cured within any applicable grace or cure period.

10.Remedies Upon Default. In the event of the occurrence of any Default and during the continuance of such Event of Default, then Lender may, at its option, take any or all of the following actions, at the same or different times:

(a)Declare the balance of the Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in the Note to the contrary notwithstanding; and

(b)Exercise such other rights and remedies as Lender may be provided in the Note, the Deed of Trust and any other Loan Documents executed pursuant to this Agreement, or as provided by law or equity.

11.Miscellaneous Provisions.

(a)Commitment Letter. The terms and conditions of any commitment letter from the Lender to Borrower shall be superseded by the terms of the Loan Documents and shall be of no further force or effect after the execution of such Loan Documents.

(b)Indirect Means. Any act which Borrower is prohibited from doing shall not be done indirectly through a subsidiary or by any other indirect means.

(c)Non-Impairment. If any one or more provisions contained in this Agreement or any other document executed pursuant to this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Agreement shall otherwise remain in full force and effect.

(d)Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

(e)Waiver. Neither the failure nor any delay on the part of Lender in exercising any right, power, or privilege granted pursuant to this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

(f)Modification. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by Lender, it being acknowledged by the parties hereto that all terms, conditions and covenants therein and herein contained are deemed to be material and relied upon by Lender.

(g)Stamps and Fees. Borrower shall pay all federal or state stamps or taxes, or other fees and charges, if any, payable or determined to be payable by reason of the execution, delivery or issuance of this Agreement, the Note, the Deed of Trust or any security granted to Lender, or the making of any advance from time to time, whether they be payable upon execution or recurring from time to time, Borrower agrees to indemnify and hold harmless Lender against any and all liability in respect therefor.

(h)Attorneys' Fees. In the event that Borrower shall default in any of its obligations under the Loan Documents, Lender believes it reasonably necessary or proper to employ an attorney to assist in the enforcement or collection of the indebtedness of Borrower to Lender or to enforce any other term or condition of any of the Loan Documents, or in the event Lender voluntarily or otherwise shall become a party to any suit or legal proceeding (including a proceeding conducted under bankruptcy Code), Borrower agrees to pay the reasonable attorneys' fees of Lender and all other costs that may reasonably be incurred by Lender. Borrower shall be liable for such attorneys' fees and costs whether or not any suit or proceeding is commenced (including costs for appellate proceedings, if any).

(i)Successors and Assigns. This Agreement shall be binding upon the parties and their respective successors and assigns.

(j)Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts together constitute one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

[Signature Pages to Follow]

[SIGNATURE PAGE TO LOAN AGREEMENT]

IN WITNESS WHEREOF, Borrower and Lender have caused this Loan Agreement to be duly executed all as of the day and year first above written.

BORROWER:
GIPCO 585 24 1/2 ROAD, LLC,
a Delaware limited liability company
By:	/s/ David Sobelman
David Sobelman, President

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me by means of ☑ physical presence or ☐ online notarization this 23rd day of December, 2021, by David Sobelman, as President of GIPCO 585 24 1/2 ROAD, LLC, a Delaware limited liability company, on behalf of the company. He is personally ☑ known to me or has ☐ produced a valid driver's license as identification.

/s/ Angela D. Fields
Notary Public
ANGELAD. FIELDS Commission # GG984941	Angela D. Fields
Expires May 28, 2024 Bonded Thru Budget Notary Services	(Print, Type or Stamp Name)
My Commission Expires: May 28, 2024

[SIGNATURE PAGE TO LOAN AGREEMENT]

LENDER:
AMERICAN MOMENTUM BANK
By	/s/ Porter Smith
Porter Smith, Tampa Bay Market President

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me by means of ☑ physical presence ☐ or online notarization this 23 day of December, 2021, by Porter Smith, as Tampa Bay Market President of AMERICAN MOMENTUM BANK, on behalf of the bank. He is ☑ personally known to me or has ☐ produced a valid driver's license as identification.

/s/ Alyssa Vandenbosch
Notary Public
/s/ Alyssa Vandenbosch
(Print, Type or Stamp Name)

My Commission Expires:

EXHIBIT “A”

LEGAL DESCRIPTION

THE LAND REFERRED TO IN THIS POLICY IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

Lot I, Mesa Mall Minor Subdivision, according to the official Plat thereof, recorded in Plat Book 14 at Page 64, official records of Mesa County, Colorado.

PARCEL TWO:

TOGETHER WITH the benefits under the Operating Agreement and Amendments recorded March 5, 1980, in Book 1247 at Page 110, together with the First Amendment recorded June 15, 1981, in Book 1318 at Page 580, First Amendment to Supplemental Agreement recorded March 8. 1982, in Book 1360 at Page 483, the Second Amendment recorded October 5, 1982, in Book 1394 at Page 237, the Third Amendment recorded December 23, 1982, in Book 1406 at Page 723, the Fourth Amendment recorded September 5, 1984, in Book 1508 at Page 592, Fifth Amendment recorded January 10, 1997, in Book 2293 at Page 603, Sixth Amendment of Operating Agreement recorded June 3, 2004 in Book 3667 at Page 218, and Seventh Amendment of Operating Agreement recorded September 2, 2011 in Book 5195 at Page 543, County of Mesa, State of Colorado.

PARCEL THREE:

TOGETHER WITH the Benefits under the Reciprocal Easement and Operating Agreement recorded July 30, 1992, in Book 1914 at Page 685, County of Mesa, State of Colorado.

For Informational Purposes:

Tax ID No.: 2945-092-10-019

Also known as 585 24 ½ Road, Grand Junction, Colorado 81505